UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2007

THE PROVIDENCE SERVICE

CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50364	86-0845127
(Commission File Number)	(I.R.S. Employer Identification No.)

5524 East Fourth Street, Tucson Arizona	85711
(Address of Principal Executive Offices)	(Zip Code)

(520) 747-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 1, 2007, PSC of Canada International Exchange Corp., our wholly-owned subsidiary, or PSC, acquired all of the equity interest in WCG International, Ltd., or WCG, pursuant to a share purchase agreement dated as of August 1, 2007 by and between us, PSC, WCG and the sellers named therein. WCG is a workforce initiative company based in Victoria, British Columbia with operations in communities across British Columbia. The purchase price, which was negotiated at arms length, included $9.8 million in cash (less certain adjustments contained in the purchase agreement) inclusive of the sellers’ investment banking fees which were reimbursed by us, and 287,576 exchangeable shares issued by PSC valued at approximately $7.8 million. The shares are exchangeable at each shareholder’s option, for no additional consideration, into unregistered shares of our common stock on a one-for-one basis (“Exchangeable Shares”). In accordance with an earn out provision of the purchase agreement, we may make an earn out payment up to approximately CAN $10.8 million (determined as of December 31, 2008) in the first quarter of 2009 based on the financial performance of WCG over the period from August 1, 2007 to December 31, 2008. If the earn out provision is met, the contingent consideration will be paid approximately one-third in cash and the balance in additional Exchangeable Shares of PSC valued at the price of our common stock at the closing date of the transaction. If the contingency is resolved in accordance with the related provisions of the purchase agreement and the additional consideration becomes distributable, we will record the fair value of the consideration paid, issued or issuable as an additional cost to acquire WCG. The purchase agreement contains representations, warranties, covenants and indemnifications typical for transactions of this type.

The cash portion of the purchase price was funded through our acquisition term loan under the second amended and restated loan agreement with CIT Healthcare LLC, or CIT, dated June 28, 2005. Borrowings under the acquisition term loan bear interest at a rate equal to the sum of the annual rate in effect in the London Interbank market, or LIBOR, applicable to one month deposits of U.S. dollars on the business day preceding the date of determination plus 4.0%–4.5% subject to certain adjustments based upon our debt service coverage ratio. All unpaid principal and any accrued and unpaid interest are due June 28, 2010. The principal balance under the acquisition term loan is paid in consecutive monthly installments. If events of default occur including, but not limited to, failure to pay any installment of principal or interest when due, failure to pay any other charges, fees, expenses or other monetary obligations owing to CIT when due or other particular covenant defaults, as more fully described in the second amended and restated loan agreement, CIT may declare all unpaid principal and any accrued and unpaid interest and all fees and expenses immediately due. Under the second amended and restated loan agreement, any initiation of bankruptcy or related proceedings, assignment or sale of any asset or failure to remit any payments received by us on account to CIT will accelerate all unpaid principal and any accrued and unpaid interest and all fees and expenses. In addition, if we default on our indebtedness including the promissory notes issued in connection with completed business acquisitions, it could trigger a cross default under the second amended and restated loan agreement whereby CIT may declare all unpaid principal and accrued and unpaid interest, other charges, fees, expenses or other monetary obligations immediately due.

In connection with this transaction, the sellers also received certain tag-along registration rights.

This acquisition expands our workforce development service offering and extends our geographical service delivery into Canada.

The description of the purchase agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the purchase agreement, which is filed as exhibit 2.1 to this Report. The purchase agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about us or the other parties thereto. The purchase agreement contains representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreement. In addition, the purchase agreement is modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the purchase agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 2.01 above is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

2

In connection with the acquisition of WCG described above, PSC issued 287,576 exchangeable shares, which are exchangeable into shares of our common stock, to the sellers of WCG as partial consideration for their interest in WCG on August 1, 2007. These securities were issued in offshore transaction in reliance on Regulation S under the Securities Act of 1933, as amended, to non-U.S. persons. The private placement was completed without any general or public solicitation. The information contained in Item 2.01 above is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Any required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date this Form 8-K is required to be filed with the Securities and Exchange Commission.

(b)	Pro forma financial information.

Any required pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date this Form 8-K is required to be filed with the Securities and Exchange Commission.

(d)	Exhibits.

2.1	Share Purchase Agreement dated as of August 1, 2007 by and between The Providence Service Corporation, 0798576 B.C. Ltd., PSC of Canada Exchange Corp., WCG International Consultants Ltd., Ian Ferguson, Elizabeth Ferguson, James Rae, Robert Skene, Walrus Holdings Ltd., Darlene Bailey, John Parker, Jenco Enterprises Ltd. and Ian Ferguson, as the sellers representative. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); The Providence Service Corporation agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: August 7, 2007	By:	/s/ Michael N. Deitch
Michael N. Deitch
Chief Financial Officer

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